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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-37737




                             PROSPECTUS SUPPLEMENT
                              DATED APRIL 14, 2000
                   TO THE PROSPECTUS DATED NOVEMBER 14, 1997


                         ALTERRA HEALTHCARE CORPORATION
                  (F/K/A ALTERNATIVE LIVING SERVICES, INC.)


     Alterra Healthcare Corporation (f/k/a Alternative Living Services, Inc. (the "Company")) has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated November 14, 1997 relating to the Company's $50,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures due 2004 (the "Debentures"), issued in a private placement on May 21, 1997 and the 2,469,136 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

     The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:


                                                           PRINCIPAL                       PRINCIPAL
                                                            AMOUNT                          AMOUNT
                                                              OF                              OF
                                                           DEBENTURES                     DEBENTURES                    PERCENT OF
                                                           BENEFICIALLY                   THAT MAY BE                  OUTSTANDING
NAME                                                         OWNED                           SOLD                      DEBENTURES
----                                                       ------------                   -----------                  -----------
Virginia L. Jurries Trust..........................         $600,000                        $600,000                       1.2%

